Exhibit 10. FORM OF PROMISSORY NOTE

August 10, 2005
Salt Lake City, Utah

$2,500.00

PROMISSORY NOTE

        FOR VALUE RECEIVED, receipt of which the undersigned hereby acknowledges, the undersigned, WEST COAST CAR COMPANY, INC. ("Borrower"), hereby promises to pay to Jeff Jenson ("Lender"), the principal sum of five thousand dollars ($2,500.00), according to the following terms and conditions:

1.	Interest.  The principal sum of this Note shall bear simple
      interest at the rate of eight percent (8%) per annum.

2.	Payment.  All payments of principal and interest shall be in lawful money of the United States of America. The entire outstanding principal and interest balance shall become due and payable on demand of the Lender. This Note is full recourse.

3.	Application of Payments.  All payments shall be applied first to accrued interest and thereafter to outstanding principal.

4.	Prepayment. This Note may be prepaid without penalty, in full or in part, at any time.

5.	Governing Law.  This Note shall be governed by and construed under the laws of the State of Utah as applied to agreements between Utah residents entered into and to be performed entirely within Utah.

6.	Enforcement.  Borrower shall be liable for any and all costs of the Lender in enforcing payment of this Note, including attorney's fees.

7.	Waiver.  Borrower hereby waives demand, protest, dishonor,
      presentment and notice of non-payment.

BORROWER
WEST COAST CAR COMPANY, INC.

/s/ Daniel Drummond
--------------------------
Daniel Drummond
West Coast Car Company, Inc.